Exhibit (e)(3)

THIRD AMENDMENT TO

DISTRIBUTION AGREEMENT

This 3rd  Amendment (the “Amendment”) to the Distribution Agreement (the “Distribution Agreement”) dated as of July 15, 2010, as amended from time to time, by and between Mirae Asset Discovery Funds, a Delaware statutory trust (the “Trust”) and Funds Distributor, LLC, a Delaware limited liability company (the “Distributor”) is effective as of September 22, 2015 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to amend Exhibit A of the Distribution Agreement to add the Global Growth Fund; and

WHEREAS, pursuant to Section 16 of the Distribution Agreement all amendments shall be made by written instrument and signed by the parties hereto;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

2.

Exhibit A to the Distribution Agreement is hereby amended and restated as provided on Appendix A attached hereto.

3.

Except as expressly amended hereby, all of the provisions of the Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.

This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of Effective Date.

MIRAE ASSET DISCOVERY FUNDS		FUNDS DISTRIBUTOR, LLC

By:	/s/Robert E. Shea	By:	/s/Mark Fairbanks
Name:	Robert E Shea	Name:	Mark Fairbanks
Title”	Secretary	Title”	President

APPENDIX A

EXHIBIT A

Global Emerging Markets Sector Leader Fund

Asia Sector Leader Fund

China Sector Leader Fund

Brazil Sector Leader Fund

Global Emerging Markets Great Consumer Fund

Asia Great Consumer Fund

Korea Sector Leader Fund

India Sector Leader Fund

Global Sector Leader Fund

Asia Small/Mid Cap Fund

Chindia Great Consumer Fund

Global Dynamic Bond Fund

Global Great Consumer Fund

Global Growth Fund